UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2015

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

On December 17, 2015, Avon Products, Inc. (the "Company") issued a press release announcing the entry into definitive agreements with Cerberus Capital Management (“Cerberus”) that includes: (i) a $435,000,000 investment by Cerberus in the Company through the purchase of convertible preferred stock and (ii) the separation of the Company’s North America business from the Company into a privately-held company majority owned and managed by Cerberus as a result of the issuance to Cerberus of approximately 80.1% of its membership interests for approximately $170,000,000. The press release also announced that the Company suspended its quarterly common stock dividend, effective in the first quarter of 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release of Avon Products, Inc. dated December 17, 2015

(Page 2 of 3 Pages)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By:	/s/ James S. Scully
Name: James S. Scully
Title: Executive Vice President and Chief Financial Officer

Date: December 17, 2015

(Page 3 of 3 Pages)

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Avon Products, Inc. dated December 17, 2015